Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS SECOND QUARTER 2012 RESULTS

Leased 5.8 Million Square Feet; 45 Percent Increase Year-over-Year

Same-Store Cash NOI Growth of 6.3 Percent; Average Same-Store Occupancy

Increased 230 Basis-Points Year-over-Year to 90.8 Percent

Acquired Nine Buildings Totaling $85.5 Million and Sold 16 Buildings Totaling $32.1 Million

Funds from Operations of $0.10 per Share in Q2

Guidance Increased to $0.39 - $0.42 per Share

DENVER, Colo., August 2, 2012 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending June 30, 2012.

“I am very pleased with our operating and financial results,” said Phil Hawkins, President and Chief Executive Officer of DCT Industrial. “Leasing is up 45 percent year-over-year, with 5.8 million square feet leased in the second quarter.”

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the second quarter of 2012 totaled $27.8 million, or $0.10 per diluted share, compared with $26.9 million, or $0.10 per diluted share, for the second quarter of 2011. These results exclude $0.6 million and $0.7 million of acquisition costs for the quarters ending June 30, 2012 and 2011, respectively.

Net loss attributable to common stockholders for the second quarter of 2012 was $15.8 million, or $0.06 per diluted share, compared with a net loss of $8.5 million, or $0.04 per diluted share, reported for the second quarter of 2011.

Property Results and Leasing Activity

The Company signed leases totaling 5.8 million square feet in the second quarter of 2012, a 45 percent increase over the second quarter of 2011. Rental rates on signed leases increased 1.0 percent on a GAAP basis and decreased 6.1 percent on a cash basis compared to prior leases. Over the previous four quarters, rental rates on signed leases increased 2.2 percent on a GAAP basis and decreased 6.3 percent on a cash basis. The Company’s tenant retention rate was 74.6 percent in the second quarter of 2012 and 73.2 percent year-to-date.

As of June 30, 2012, DCT Industrial owned 402 consolidated properties, totaling 59.0 million square feet with occupancy of 90.2 percent, compared to 90.1 percent as of March 31, 2012. In addition, 1.2 million square feet, or 2.0 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied.

518 17th STREET, 8th FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

Net operating income (“NOI”) was $46.6 million in the second quarter of 2012, compared with $42.1 million in the second quarter of 2011. As of June 30, 2012 same-store NOI, excluding revenue from lease terminations, increased 6.3 percent on a cash basis and 3.5 percent on a GAAP basis, when compared to the same period of 2011. Same-store occupancy averaged 90.8 percent in the second quarter of 2012, an increase of 230 basis-points over the second quarter of 2011. Same-store occupancy ended at 90.2 percent as of June 30, 2012.

Investment Activity

“Our market teams continue to do a great job sourcing high-quality distribution assets with attractive growth prospects while recycling capital out of lower growth, non-strategic assets,” said Hawkins. “Since April 1, we acquired nine buildings and sold 16 buildings, funding our acquisitions and new development projects through our capital recycling program.”

Acquisitions

Since the end of the first quarter, DCT Industrial acquired nine buildings at a total cost of $85.5 million – eight in the second quarter of 2012 and one in July. The buildings, located in Atlanta, Chicago, Dallas, Houston, Miami, Northern New Jersey and Southern California, total 1.56 million square feet. Year-to-date, the Company has acquired 10 buildings, totaling 1.63 million square feet for a total of $87.3 million. The Company expects a year-one weighted-average cash yield of 5.9 percent and a weighted-average projected stabilized yield of 7.1 percent.

The details of the acquisitions are as follows:

In July, in the Inland Empire West submarket of Southern California, DCT Industrial acquired a Class A, 180,000 square foot, multi-tenant, rail-served distribution asset in an off-market transaction. The 100 percent occupied building is located within Rancho Cucamonga, a highly-desirable area with historically low vacancy rates. The Company anticipates a year-one cash yield of 5.8 percent.

In the Essex County submarket of Northern New Jersey, the Company acquired a 107,000 square foot distribution building through an off-market transaction. The building, conveniently located adjacent to I-80, is currently not occupied. Redevelopment is underway and scheduled to be complete in April 2013. The Company anticipates a stabilized cash yield of 7.7 percent.

In the Airport West submarket of Miami, DCT Industrial acquired a 50,000 square foot, Class A, distribution building. The Airport West submarket is a highly-desirable location with consistently low vacancy rates. Acquired through an off-market transaction, the single tenant facility, built in 2000, is located near the Miami International Airport and is 100 percent occupied. The Company anticipates a year-one cash yield of 5.9 percent.

In the Northwest submarket of Houston, the Company acquired a Class A, 111,000 square foot distribution building in the Pinemont Business Center through an off-market transaction. The facility, built in 2000, is ideally located in the heart of the Northwest Houston industrial complex with excellent access to Highway 290 and Hempstead Highway. The modern multi-tenant warehouse is 82.6 percent occupied and 100 percent leased. The Company anticipates a stabilized cash yield of 7.3 percent.

In the South Stemmons submarket of Dallas, the Company acquired a 550,000 square foot, Class A, cross-dock, multi-tenant building. Acquired in an off-market transaction, this building was built in 2006 and is located adjacent to I-30 in Pinnacle Park, offering excellent access to all major distribution routes. The building is 100 percent occupied. The Company anticipates a year-one cash yield of 7.3 percent.

The above acquisitions are in addition to those previously announced in the second quarter, located in Atlanta, Chicago and Houston.

The table below represents a summary of the acquisitions in the second quarter and July 2012:

Market	Submarket	Square Feet	Occupancy	Closed
Southern California	Inland Empire West	180,000	100.0%	July-12
Northern New Jersey	Essex County	107,000	0.0%	June-12
Miami, FL	Airport West	50,000	100.0%	June-12
Houston, TX	Northwest	111,000	82.6%	June-12
Dallas, TX	South Stemmons	550,000	100.0%	June-12
Atlanta, GA	Northeast I-85	157,000	100.0%	Apr-12
Chicago, IL	Central DuPage	304,000	50.2%	Apr-12
Houston TX (2 buildings)	Northwest	98,000	95.8%	May-12

Total / Weighted Average		1,557,000	81.9%

Dispositions

Since the end of the first quarter, the Company completed four dispositions – three in the second quarter and one in August. The dispositions, located in Atlanta, Charlotte, Louisville and Northern New Jersey, total 929,000 square feet and generated gross proceeds of $32.1 million1 with a projected year-one cash yield of 4.6 percent. Year-to-date gross proceeds from dispositions total $37.2 million1 with a projected year-one cash yield of 4.7 percent.

The details of the dispositions are as follows:

In August, the Company sold one bulk distribution building totaling 138,000 square feet located in Northern New Jersey. In June, the Company sold 13 service center buildings totaling 547,000 square feet located in Atlanta. In addition, an unconsolidated joint venture sold one bulk distribution building totaling 164,000 square feet in Louisville.

As previously announced, in May the Company sold an 80,000 square foot building in Charlotte to a user. This disposition completed DCT Industrial’s exit from that market.

The table below represents a summary of the dispositions closed through August 1, 2012:

Market	Submarket	Square Feet	Occupancy	Closed
Northern New Jersey	Somerset	138,000	0.0%	Aug-12
Atlanta, GA (13 buildings)	Northeast I-85	547,000	69.3%	June-12
Louisville, KY2	Riverport	164,000	100.0%	June-12
Charlotte, NC	Southwest	80,000	0.0%	May-12

Total / Weighted Average		929,000	58.5%

In addition to the completed dispositions, the Company is under contract to sell 13 bulk and light industrial buildings located in Houston. The disposition, which is expected to be completed in August 2012, totals 1.0 million square feet.

[1]	Includes DCT Industrial’s proportionate share of gross proceeds for property sold by an unconsolidated joint venture.
[2]	Unconsolidated property.

Development

The Company commenced construction in July on the expansion of Southern California Logistics Airport (SCLA) Building 3. This expansion will add 177,000 square feet to the already existing 408,000 square foot, Class A facility in the Inland Empire. In connection with the expansion, Newell Rubbermaid, the existing tenant, executed a 10-year lease for the entire facility.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 17, 2012 to stockholders of record as of October 5, 2012.

Guidance

The Company increased and narrowed 2012 FFO guidance, as adjusted, to $0.39 to $0.42 per diluted share, up from $0.38 to $0.42. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.14) and $(0.11) per diluted share.

The Company’s FFO guidance excludes real estate gains and losses and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss second quarter 2012 on Friday, August 3, 2012 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until 9 a.m. Eastern Time, Friday, August 17, 2012 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10015818. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 3, 2013.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2012, the Company owned interests in approximately 76.0 million square feet of properties leased to approximately 900 customers, including 17.0 million square feet operated on behalf of five institutional capital management partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Land	$661,270	$647,552
Buildings and improvements	2,365,590	2,393,346
Intangible lease assets	78,434	84,779
Construction in progress	40,258	35,386

Total investment in properties	3,145,552	3,161,063
Less accumulated depreciation and amortization	(595,015)	(589,314)

Net investment in properties	2,550,537	2,571,749
Investments in and advances to unconsolidated joint ventures	136,795	139,278

Net investment in real estate	2,687,332	2,711,027
Cash and cash equivalents	3,407	12,834
Notes receivable	359	1,053
Deferred loan costs, net	7,592	8,567
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,317 and $1,256, respectively	44,102	42,349
Other assets, net	16,495	17,468
Assets held for sale	35,031	—

Total assets	$2,794,318	$2,793,298

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$35,726	$45,785
Distributions payable	19,130	19,057
Tenant prepaids and security deposits	20,945	22,864
Other liabilities	34,410	29,797
Intangible lease liability, net	17,978	18,897
Line of credit	105,000	—
Senior unsecured notes	935,000	935,000
Mortgage notes	287,867	317,783
Liabilities related to assets held for sale	1,073	—

Total liabilities	1,457,129	1,389,183

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 249,280,068 and 245,943,100 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	2,493	2,459
Additional paid-in capital	2,044,062	2,018,075
Distributions in excess of earnings	(839,860)	(783,229)
Accumulated other comprehensive loss	(32,539)	(29,336)

Total stockholders’ equity	1,174,156	1,207,969
Noncontrolling interests	163,033	196,146

Total equity	1,337,189	1,404,115

Total liabilities and equity	$2,794,318	$2,793,298

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Rental revenues	$63,784	$58,772	$127,768	$116,812
Institutional capital management and other fees	1,151	1,129	2,206	2,148

Total revenues	64,935	59,901	129,974	118,960

OPERATING EXPENSES:
Rental expenses	7,811	8,246	15,628	16,345
Real estate taxes	9,337	8,450	19,304	17,318
Real estate related depreciation and amortization	30,747	29,615	61,596	58,103
General and administrative	6,513	7,063	12,299	14,119
Casualty gains	(57)	—	(212)	—

Total operating expenses	54,351	53,374	108,615	105,885

Operating income	10,584	6,527	21,359	13,075
OTHER INCOME AND EXPENSE:
Equity in earnings (loss) of unconsolidated joint ventures, net	430	(1,126)	(424)	(2,483)
Impairment losses on investments in unconsolidated joint ventures	—	(1,934)	—	(1,934)
Interest expense	(17,540)	(13,955)	(34,470)	(29,367)
Interest and other income (expense)	(37)	13	160	99
Income tax expense and other taxes	(287)	(121)	(555)	(161)

Loss from continuing operations	(6,850)	(10,596)	(13,930)	(20,771)
Income (loss) from discontinued operations	(10,691)	1,061	(10,442)	1,391

Consolidated net loss of DCT Industrial Trust Inc.	(17,541)	(9,535)	(24,372)	(19,380)
Net loss attributable to noncontrolling interests	1,756	1,060	2,583	2,369

Net loss attributable to common stockholders	(15,785)	(8,475)	(21,789)	(17,011)

Distributed and undistributed earnings allocated to participating securities	(137)	(127)	(266)	(244)

Adjusted net loss attributable to common stockholders	$(15,922)	$(8,602)	$(22,055)	$(17,255)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.02)	$(0.04)	$(0.05)	$(0.08)
Income (loss) from discontinued operations	(0.04)	0.00	(0.04)	0.01

Net loss attributable to common stockholders	$(0.06)	$(0.04)	$(0.09)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	248,107	245,413	247,227	239,261

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of net loss attributable to common stockholders to FFO:
Net loss attributable to common stockholders	$(15,785)	$(8,475)	$(21,789)	$(17,011)
Adjustments:
Real estate related depreciation and amortization	31,576	32,298	63,742	63,441
Equity in (earnings) loss of unconsolidated joint ventures, net	(430)	1,126	424	2,483
Equity in FFO of unconsolidated joint ventures	2,459	719	5,294	1,036
Impairment losses on depreciable real estate	11,422	1,892	11,422	1,934
Gain on dispositions of real estate interests	(32)	—	(120)	—
Noncontrolling interest in the above adjustments	(4,373)	(3,573)	(8,117)	(7,197)
FFO attributable to unitholders	2,392	2,262	5,101	4,523

FFO basic and diluted	27,229	26,249	55,957	49,209

FFO attributable to common stockholders and unitholders(1):
Adjustments:
Acquisition costs(2)	557	663	794	1,063

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$27,786	$26,912	$56,751	$50,272

FFO per common share and unit – basic and diluted	$0.10	$0.10	$0.20	$0.18

FFO, as adjusted, per common share and unit – basic and diluted	$0.10	$0.10	$0.21	$0.19

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	248,107	245,413	247,227	239,261
Participating securities	2,007	1,838	1,793	1,728
Units	23,926	25,100	24,839	25,310

FFO weighted average common shares, participating securities and units outstanding – basic	274,040	272,351	273,859	266,299
Dilutive common stock equivalents	618	505	599	507

FFO weighted average common shares, participating securities and units outstanding – diluted	274,658	272,856	274,458	266,806

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).
(2)	Excluding amounts attributable to noncontrolling interests.

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2012
	Low	High
Guidance:
Earnings per common share - diluted	$(0.14)	$(0.11)
Impairments and acquisition cost	0.05	0.05
Real estate related depreciation and amortization(1)	0.48	0.48

FFO, as adjusted, per common share and unit-diluted(2)	$0.39	$0.42

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes real estate gains and losses and acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended

June 30, 2012 and 2011 (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
CALCULATION OF ADJUSTED EBIDTA(1):
Net loss attributable to common stockholders	$(15,785)	$(8,475)	$(21,789)	$(17,011)
Interest expense	17,571	14,768	34,599	30,279
Proportionate share of interest expense from unconsolidated joint ventures	865	770	1,686	1,609
Real estate related depreciation and amortization	31,576	32,298	63,742	63,441
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,744	1,576	4,065	3,002
Income tax expense and other taxes	287	121	555	161
Stock-based compensation amortization	1,035	1,283	2,015	2,664
Noncontrolling interests	(1,756)	(1,060)	(2,583)	(2,369)
Non-FFO gains on dispositions of real estate interests	(32)	—	(120)	—
Impairment losses	11,422	1,892	11,422	1,934

Adjusted EBITDA	$46,927	$43,173	$93,592	$83,710

CALCULATION OF FIXED CHARGES
Interest expense	$17,571	$14,768	$34,599	$30,279
Capitalized interest	776	912	1,469	1,673
Amortization of loan costs and debt premium/discount	(210)	(268)	(492)	(481)
Proportionate share of interest expense from unconsolidated joint ventures	865	770	1,686	1,609

Total fixed charges	$19,002	$16,182	$37,262	$33,080

Fixed charge coverage	2.5	2.7	2.5	2.5

(1)	Includes amounts related to discontinued operations.

The following table is a reconciliation of our reported “Loss from continuing operations” to our net operating income for the three and six months ended June 30, 2012 and 2011 (in thousands):

	Three Month Ended June 30,		Six Month Ended June 30,
	2012	2011	2012	2011
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(6,850)	$(10,596)	$(13,930)	$(20,771)
Income tax expense (benefit) and other taxes	287	121	555	161
Interest and other (income) expense	37	(13)	(160)	(99)
Interest expense	17,540	13,955	34,470	29,367
Equity in (earnings) loss of unconsolidated joint ventures, net	(430)	1,126	424	2,483
General and administrative	6,513	7,063	12,299	14,119
Real estate related depreciation and amortization	30,747	29,615	61,596	58,103
Impairment losses on investments in unconsolidated joint ventures	—	1,934	—	1,934
Casualty gains	(57)	—	(212)	—
Institutional capital management and other fees	(1,151)	(1,129)	(2,206)	(2,148)

Total GAAP net operating income	46,636	42,076	92,836	83,149
Less net operating (income) loss - non-same store properties	(2,232)	829	(7,204)	76

Same store GAAP net operating income	44,404	42,905	85,632	83,225
Less revenue from lease terminations	(110)	(128)	(183)	(182)

Same store GAAP net operating income, excluding revenue from lease terminations	44,294	42,777	85,449	83,043
Less straight-line rents, net of related bad debt expense	(799)	(1,855)	(1,492)	(4,720)
Add back amortization of above/(below) market rents	(83)	(85)	(244)	(234)

Same store cash net operating income, excluding revenue from lease terminations	$43,412	$40,837	$83,713	$78,089

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.